UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 13, 2008
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 13, 2008, MGM MIRAGE, a Delaware corporation (“Company”), entered into a purchase agreement (“Purchase Agreement”) whereby the Company, through its wholly-owned subsidiary The Mirage Casino-Hotel (“Seller”), will sell Treasure Island Hotel & Casino (“TI”) to Ruffin Acquisition, LLC (“Ruffin Acquisition”) for a purchase price of $775 million. Ruffin Acquisition is a wholly owned limited liability company by Phil Ruffin.
     The purchase price is to be paid at closing as follows: $500 million in cash and $275 million in secured notes bearing interest at 10%, with $100 million payable not later than 175 days after closing and $175 million payable not later than 24 months after closing. The notes, to be issued by Ruffin Acquisition, will be secured by the assets of TI and will be senior to any other financing.
     The transaction is subject to customary closing conditions contained in the Purchase Agreement, by and among Seller and TI, on the one hand, and Ruffin Acquisition, on the other hand, including receipt of all gaming and other regulatory approvals. In addition, the ability of Ruffin Acquisition to obtain financing is not a closing condition. The parties anticipate that the transaction will be completed by the end of the second quarter of 2009. The Company expects to report a substantial gain on the sale.
     The Purchase Agreement contains limited representations and warranties of the Seller, TI and Ruffin Acquisition, as well as indemnification and termination rights in favor of the parties thereto.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms of the Purchase Agreement, which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     The following information set forth in this Item 7.01 of this Current Report on Form 8-K, including the text of the press release, attached as Exhibit 99 hereto, is being furnished to, but not filed with, the Securities and Exchange Commission (“SEC”).
     On December 15, 2008, the Company issued a press release, a copy of which is attached as Exhibit 99 to this Current Report on Form 8-K, announcing the Company’s execution of the Purchase Agreement.
Item 9.01 Financial Statements and Exhibits.
(a)     Not applicable.
(b)     Not applicable.
(c)     Not applicable.
(d)     Exhibits:

No.	Description

10	Purchase Agreement, dated December 13, 2008.

99*	Text of the press release of the Company dated December 15, 2008.

*	Exhibit 99 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: December 15, 2008	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10	Purchase Agreement, dated December 13, 2008.

99*	Text of the press release of the Company dated December 15, 2008.

*	Exhibit 99 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.